ARTICLES OF INCORPORATION

                      OF

             R.H. PHILLIPS, INC.


I.       The name of this corporation is R.H. PHILLIPS, INC..

II. The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III. The name and address in the State of California of this corporation's initial agent for service of process is:

               John E. Giguiere
            26836 County Road 12A
          Esparto, California 95627

IV. (a) This corporation is authorized to issue two classes of shares designated "Preferred Stock" and "Common Stock," respectively. The number of shares of Preferred Stock autho rized to be issued is five million (5,000,000) and the number of shares of Common Stock authorized to be issued is seven million five hundred thousand (7,500,000).

         (b) The Preferred Stock may be divided into such number of series as the board of directors may determine. The board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

V. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

VI. This corporation is authorized, through bylaw provi sions, agreements with agents, vote of shareholders or other wise, to indemnify its agents for breach of duty to this corpora tion and its shareholders in excess of the indemnification otherwise permitted by Section 317 of the California Corpora tions Code, subject to the limits on such indemnification set forth in Section 204 of the California Corporations Code.


Date: January 13, 1994        //s//John E. Giguiere
                              ---------------------
                              John E. Giguiere
                              Sole Proprietor

         CERTIFICATE OF AMENDMENT OF

       THE ARTICLES OF INCORPORATION OF

             R.H. PHILLIPS, INC.


John E. Giguiere and Robert T. Moore certify that:

7. They are the President and Secretary, respectively, of R.H. Phillips, Inc., a California corporation.

8. Paragraph (a) of Article "IV" of the Articles of Incorpora tion of the corporation is amended to read as follows:

            "This corporation is authorized to issue two classes of
             shares, designated "Preferred Stock" and "Common
             Stock," respectively. The number of shares of Preferred Stock authorized to be issued is five million (5,000,000) and the number of shares of Common Stock authorized to be issued is twelve million five hundred thousand (12,500,000)."

9. The amendment to the Articles of Incorporation has been duly approved by the Board of Directors.

10. The amendment to the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code.
             The total number of outstanding shares of the corpora tion is 4,632,985 shares of Common Stock and 0 shares of Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.



Date:  November 27, 1995
//s//John E. Giguiere
John E. Giguiere, President



//s//Robert T. Moore
Robert T. Moore, Secretary

                   CERTIFICATE OF DETERMINATION

                             OF

            12% SENIOR REDEEMABLE PREFERRED STOCK

                             OF

                      R.H. PHILLIPS, INC.

     (Pursuant to Section 401 of the Corporations Code of the State of California)

John E. Giguiere and Robert T. Moore hereby certify that:

I. They are the President and the Secretary, respectively, of R.H. PHILLIPS, INC., a corporation organized and existing under the laws of the State of California (the "Corporation").

II. The Articles of Incorporation of the Corporation authorize the Corporation to issue up to 5,000,000 shares of Preferred Stock, none of which is presently outstanding.

III. The Articles of Incorporation of the Corporation allow the board of Directors to create and determine the rights, preferences, privi leges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the authorized number of shares of such series of stock.

IV. The Board of Directors of the Corporation has authorized the issuance of up to 500,000 shares of a series of Preferred Stock designated the 12% Senior Redeemable Preferred Stock of the
Corporation (the "Senior Preferred Stock").

V. No shares of Senior Preferred Stock have been issued prior to the date hereof.

VI. The following resolution was duly adopted on March 13, 1996 by the Board of Directors of the Corporation pursuant to the authority conferred upon the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation and by the Corporations Code of the State of California, which resolution remains in full force and effect as of the date hereof:

             RESOLVED, that the Board of Directors of the Corporation (the "Board of Directors"), pursuant to authority conferred upon the Board of Directors by the provisions of the Articles of Incorporation of the Corporation, which authorize the issuance of up to 5,000,000 shares of Preferred Stock, does hereby create and provide for the issuance of up to 500,000 shares of a series of Preferred Stock designated the 12% Senior Redeemable Preferred Stock, no par value (the "Senior Preferred Stock"), and does hereby fix and determine the voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of such series of Senior Preferred Stock as follow:

             1. Rank. All shares of Senior Preferred Stock shall, with respect to payments of dividends and distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, rank prior to all of the Corporation's other series of Preferred Stock and Common Stock and any other class or series of stock authorized and issued by the Corporation (collec tively, "Junior Stock").

             2. Cumulative Annual Dividends.

             (a) The holders of Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds at the time legally available therefor, annual dividends at the rate (the "Dividend Rate") of $1.20 per annum per share, which shall be fully cumulative, shall accrue on a daily basis without interest with respect to each share of Senior Preferred Stock from the date of first issuance of such share and shall be payable semi-annually in arrears on March 15 and September 15 of each year (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) (a "Dividend Payment Date") to holders of record as they appear on the stock transfer books of the Corporation on such record date, not more than 60 days nor less than 10 days preceding the relevant Dividend Payment Date, as is fixed by the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof) at the time such dividend is declared.
For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in San Francisco, California, or Boston, Massachusetts.

             (b) Unpaid dividends in arrears for any past dividend period may be declared and paid at any time, without reference to any regular Dividend Payment Date.

             (c) The semi-annual dividend amount shall be computed by dividing the annual dividend amount by two. The amount of dividends payable for the initial dividend period and any period shorter than a full semi-annual dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. The first Dividend Payment Date shall be September 15, 1996.

             (d) On each of the Dividend Payment Dates specified below, one-half of the semi-annual dividend shall be payable n cash and the remainder shall be payable in shares of Common Stock of the Corporation valued at the lesser of $4.00 per share or the Fair
Market Value thereof; provided, however, that the Corporation shall not be required to issue any fractional shares but shall pay to holders of the Senior Preferred Stock in lieu thereof cash based on the Fair Market Value of any resulting fractional shares:

             September 15, 1996
             March 15, 1997
             September 15,1997
             March 15, 1998
             September 15, 1998
             March 15, 1999
             September 15,1999
             March 15, 2000

             (e) as used herein, the "Fair Market Value" of a share of Common Stock on any Dividend Payment Date shall mean the following:

             (i) If the Common Stock is regularly traded in the organized securities markets, the price per share of Common Stock equal to the average of the daily market prices over a period of twenty (20) consecutive business days before such date. The market price for each such business day shall be the last sale price on such day on the principal securities exchange on which the Common Stock is then listed or admitted to trading, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, or it the Common Stock is not then listed or admitted on any stock exchange, the market price for each such business day shall be the last sale price on such day, or, if no sale takes place on such day, the average of the closing bid and asked prices on such day in the over-the-counter market, in either case as reported through NASDAQ, or, if such prices are not at the time so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Corporation.

             (ii) If the Common Stock is not regularly traded in the organized securities markets, the fair market value of the equity of the Corporation taken as a whole after deducting the value of all preferred stock outstanding, as determined in good faith by the Board of Directors of the Corporation at the time it authorizes each semi-annual dividend, divided by the aggregate number of shares of Common Stock (A) outstanding on such date, assuming the conver sion on the last day of the quarter next preceding the date of determination of all securities convertible into shares of Common
Stock or (B) issuable upon exercise of any warrants, options and other rights then outstanding, assuming the exercise on such date of all then outstanding warrants, options and similar rights to acquire shares of Common Stock exercisable on such date, and assuming the receipt by the Corporation of any consideration required in connec tion with any such conversion or exercise without premium for control or discount for minority interests or restrictions on transfer; provided, however, that, at the election of holders of a majority of the outstanding Senior Preferred Stock, the Fair Market Value of a share of Common Stock shall be determined as follows:

For a period of thirty (30) days after each Dividend Payment Date
(the "Negotiation Period"), the Corporation and the holders of the Senior Preferred Stock agree to negotiate in good faith to reach agreement upon the Fair Market Value of a share of the Common
Stock as of the Dividend Payment Date. If the parties are unable to agree upon the fair Market Value of a share of the Common Stock by the end of the Negotiation Period, then the Corporation, on the one hand, and such holders of Senior Preferred Stock, on the other, shall each designate an independent investment bank or accounting firm of recognized national standing (any such Person, an "Ap praiser"), which shall attempt in good faith to agree on the Fair Market Value of the Common Stock within forty-five (45) days after the end of the Negotiation Period. The Corporation and the holders of Senior Preferred Stock agree to disclose to each other all material business or personal relationships with such investment banks or accounting firms. If the two Appraisers fail to agree on the Fair Market Value of such securities or other Property before the end of such 45-day period, they shall expeditiously agree upon a third Appraiser which shall determine the Fair Market Value of such securities within thirty (30) days of the endo of such 45-day period, taking into account the work and opinions of the two original Appraisers. The agreement of the investment banks and accounting firms or, failing such agreement, the determination of the third investment bank or accounting firm, shall be conclusive and binding on the Corporation and the holders of Senior Preferred Stock. The fees and expenses of the Appraisers shall be borne by the Corpora tion.

In no event shall the Fair Market Value of the Common Stock be less than the per share consideration received or receivable with respect to the Common Stock in connection with a pending transaction involving a sale, merger, or liquidation of the Corporation, a sale of all or substantially all of its assets, or similar transaction.

             (f) On the Dividend Payment Date occurring on September 15, 2000 and on each Dividend Payment thereafter, all dividends on the Senior Preferred Stock shall be payable entirely in cash.

             (g) After payment of each dividend set forth in this Section 2 (and, to the extent applicable, any increased amount due to a Missed Payment as described in Section 4) is made in full on or prior to the applicable Dividend Payment Date, the Senior Preferred Stock shall not participate with the Junior Stock in any additional dividends which the Board of Directors may from time to time declare and pay.

             3. Effect of Payment Default. If (a) any dividends accumu lated on the Senior Preferred Stock are in arrears (any semi-annual dividend or unpaid portion thereof, a "Missed Dividend"), or (b) the Corporation is in default with respect to any of the redemption provisions of Section 6 of this Certificate of Determination, then:

             (i) The Corporation may not, and may not permit any corporation or entity directly or indirectly controlled by the Corpora tion to, declare or pay any cash dividend or make any distributions in cash on, or directly or indirectly redeem or satisfy any sinking obligation in respect of, any Junior Stock or any warrants, rights or options exercisable for or convertible into any of the Junior Stock.

             (ii) The Corporation may not, and may not permit any corporation or other entity directly or indirectly controlled by the Corporation to, acquire, redeem (pursuant to a sinking fund or otherwise), purchase or otherwise acquire any Junior Stock.

             (iii) The provisions of Section 4 and Section 8 hereof shall apply.


             4.  Increase in Dividend Rate Upon Default.

             (a) If one Missed Dividend or any redemption price payable under Section 6(a) hereof (either of such amounts, a "Missed
Payment") is outstanding, the Dividend Rate payable on the Senior Preferred Stock shall be increased to $1.25, effective on the date when such Missed Payment was due, until the earlier of such time as all Missed Payments, along with the additional amount payable as a result of the increased Dividend Rate, are paid in full or the time whin
Section 4(b) applies. Unless Section 4(b) applies, whin all Missed Payments, along with the additional amount payable as a result of the increased Dividend Rate, have been paid in full, the Dividend Rate shall be decreased to $1.20.

             (b) If two or more consecutive Missed Payments are outstanding, then the Dividend Rate payable on the Senior Preferred Stock shall be increased to $1.30, effective on the date when the second Missed Payment was due, until such time as (i) all Missed Payments, along with the additional amount payable as a result of the increased Dividend Rate, are paid in full or (ii) only one Missed Payment is outstanding, in which case the Dividend Rate shall be decreased to $1.25.

             5. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Senior Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, whether such assets are stated capital or surplus of any nature, an amount in cash equal to the sum of (a) the amount of dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared to the date of such final distribution, (b) Ten Dollars ($) per share and (c) the Optional Redemption Premium (as defined in Section 7(B)), before any payment shall be made or any assets distributed of the holders of Junior Stock. After payment in full of the foregoing amounts, is made, the Senior Preferred Stock shall not participate in any additional payments or distributions of assets made to the Junior
Stock upon liquidation, dissolution or winding up of the Corporation.

             6.  Mandatory Redemption.

             (a) To the extent that funds are legally available, the Corpora tion shall redeem on each date set forth below (a "Mandatory
Redemption Date"), the specified number of shares of Senior
Preferred Stock set forth opposite the respective Mandatory
Redemption Dates at the redemption price of Ten Dollars ($10) per share, payable in cash, plus all dividends accrued and unpaid on such Senior Preferred Stock up to the Mandatory Redemption Date:

Mandatory Redemption Date                        Number of Shares
                                                  to be Redeemed

  March 15, 2004                                          166,666
  March 15, 2005                                          166,666
  March 15, 2006                                          166,667

             (b) In determining the ability of the Corporation to redeem the Senior Preferred Stock under Section 500 of the General
Corporation Law of the State of California, the Corporation shall value its assets at the highest amount permissible under applicable law. If the Corporation has insufficient funds to discharge its mandatory redemption obligation pursuant to Section 6(a) above, the shares to be redeemed shall be selected pro rata based on the holdings as of such record date for the redemption, not more than 60 days nor less than 10 days preceding the Mandatory Redemption
Date, as the Board of Directors, shall determine. The Corporation shall give at least 30 days' but not more than 60 days' prior written notice of each holder whose shares are to be redeemed pursuant to this Section 6 of the record date of redemption and the shares to be redeemed.

             (c) If, for any reason, the Corporation fails to discharge its mandatory redemption obligation pursuant to Section 6(a) above, such mandatory redemption obligation shall be discharged as soon as the Corporation is able to discharge such obligation.

             (d) On each Mandatory Redemption Date, the shares to be redeemed shall be selected pro rata based on the holdings as of the record date for the redemption, which shall be not more than 60 days nor less than 10 days preceding the Mandatory Redemption Date, and the Board of Directors shall determine.

             7. Optional Redemption.

             (a) Upon the terms and subject to the conditions hereinafter set forth, the Corporation, at its option, upon notice as provided in
Section 7(c) hereof, may redeem the Senior Preferred Stock, at any time after March 15, 2001, either in whole or from time to time in any part (but, if in part, then with respect to at lease 10,000 shares at any one time) at a redemption price equal to the sum of Ten Dollars
($10) per share (the "Liquidation Value") and the "Optional
Redemption Premium" (as defined below) for such Liquidation
Value, together with accrued and unpaid dividends with respect to the shares on Senior Preferred Stock so to be redeemed to the date fixed for redemption (collectively, the "Optional Redemption Price").

             (b) The "Optional Redemption Premium" for any Liquidation Value shall equal the net present value (if positive) of the payment stream equal to the difference between (i) each payment of dividends and mandatory redemption price the holders of Senior Preferred
Stock would have received through the date of mandatory redemp tion on account of such Liquidation Value at an annual 12% per annum dividend rate and (ii) each corresponding payment of dividends and mandatory redemption price the holders of Senior Preferred Stock would have received through the date of mandatory redemption on account of such Liquidation Value at an annual dividend rate equal to the rate, on the date of the redemption, being paid on United States Treasury Notes with maturities equal to the Weighted Average Life to Maturity (as defined below) of the remaining aggregate Liquidation Value of Senior Preferred Stock at the time of prepayment (the "Treasury Rate"), discounted at the Treasure Rate.

             For purposes hereof,, the term "Weighted Average Life to Maturity" means, with respect to the remaining aggregate Liquida tion Value of Senior Preferred Stock, as of the date of the determina tion thereof, the number of years obtained by dividing the then Remaining Dollar-years of such amount by the then outstanding principal amount thereof. The term "Remaining Dollar-years" of such amount means the amount obtained by (i) multiplying the amount of each then remaining mandatory redemption price by the number of years (calculated to the nearest one-twelfth) which will elapse between the time in question and the date of the redemption and (ii) totaling all of the products obtained in clause (i).

             (c) Written notice of any redemption of Senior Preferred Stock pursuant to this Section 7 shall be given to each holder of the Senior Preferred Stock by overnight delivery service not less than 30 nor more than 60 days before the date fixed for redemption (the "Optional Redemption Date) and shall be accompanied by an officer's certificate of the Corporation certifying as to: (i) the Optional Redemption Date;, (ii) the aggregate Liquidation Value of all of the shares of Senior Preferred Stock to be so redeemed on such Optional Redemption Date; (iii) the number of shares of Senior Preferred Stock held by such holder to be redeemed on such Optional Redemption Date; (iv) the Optional Redemption Price to be paid in respect of each share of Senior Preferred Stock held by such holder on such Optional Redemption Date and an estimate of such Optional Redemption Premium; and (v) the amount of accrued and unpaid dividends to be paid to such holder on such Optional Redemption
Date. Any notice of redemption pursuant to this Section 7 having been so give, the aggregate Optional Redemption Price payable in respect of the shares of Senior Preferred Stock specified in such notice shall become due and redeemable on such Optional Redemp tion Date.

             (d) If less than all of the outstanding shares of Senior Preferred Stock are to be redeemed pursuant to this Section 7, the shares to be redeemed shall be selected pro rata based onte holdings as of the record date for the redemption, which shall be not more than 60 days nor less than 30 days preceding the Optional Redemp tion Date, as the Board of Directors shall determine.

             (e) Notwithstanding the foregoing provisions of the Section 7 an optional redemption of Senior Preferred Stock pursuant to this
Section 7 may only be made if, on the Optional Redemption Date, such optional redemption is permitted by applicable law.

             (f) If any shares of Senior Preferred Stock are redeemed other than on a Mandatory Redemption Date (other than as a result of a failure to redeem on a Mandatory Redemption Date), the number of such shares so redeemed shall be applied first to reduce the number of shared redeemable on March 15, 2006 until such number equals zero, then to the number of shares redeemable on March 15, 2005 until such number equal zero, then to the number of shares redeem able on March 15, 2004.

             8.  Voting Rights

             (a) General. The holders of Senior Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of Senior Preferred Stock shall have one vote for each share of Senior Preferred Stock held. Shares of Senior Preferred
Stock held by the Corporation shall not ahve voting rights hereunder and shall not be counted in determining the presence of a quorum.

             (b) Default Voting Rights.

             (i) If at any time two consecutive Missed Payments are outstanding, then the holders of the Senior Preferred Stock, voting as a class, shall immediately thereafter have the exclusive right to elect one member of the Board of Directors of the Corporation. such director or any successor elected by holders of the Senior Preferred Stock shall have the right to serve on the Board of Directors of the Corporation until the latest of (A) one year from the date of election of such director, (B) the date when no Missed Payments are outstanding and (C) the date when a successor director is elected pursuant to Section 8(b)(v). The right of the holders of the Senior Preferred Stock to elect such additional director shall continue until the later of (x) one year from the date of election of such director and
(y) the date when no Missed Payments are outstanding.

             (ii) If at any time three consecutive Missed Payments are outstanding, then the holders of the Senior Preferred Stock, voting as a class, shall immediately thereafter have the exclusive right to elect an additional member of the Board of Directors of the Corpora tion, in addition to the member elected pursuant to Section 8(b)(i). Such director or any successor elected by holders of the Senior Preferred Stock shall have the right to serve on the Board of Directors of the Corporation until the latest of (A) one year from the date of election of such director, (B) the date when no Missed Payments are outstanding and (C) the date when a successor director is elected pursuant to Section 8(B)(V). The right of the holders of the Senior Preferred Stock to elect such additional director shall continue until the later of (x) one year from the date of election of such director and (y) the date when no Missed Payments are outstanding.

             (iii) If at any time four consecutive Missed Payments are outstanding, then the holders of the Senior Preferred Stock, voting as a class, to have the exclusive right to elect a majority of the members of the Board of Directors of the Corporation, in addition to the member elected pursuant to Section 8(b)(i). Such directors or any successors elected by holders of the Senior Preferred Stock shall have the right to serve on the Board of Directors of the Corporation until the latest of (A) one year from the date of election of such director, (B) the date when no Missed Payments are outstanding and
(C) the date when successors directors are elected pursuant to
Section 8(B)(V).  The right of the holders of the Senior Preferred
Stock to elect a majority of the directors shall continue until the later of (x) one year from the date of election of such directors and (y) the date when no Missed Payments are outstanding.

             (iv) At any time after (A) the exclusive right to elect a director or directors is vested in the holders of the Senior Preferred Stock or (B) the term of all directors elected by the Senior Preferred Stock shall end and the exclusive right to elect directors reverts to the holders of the Common Stock, then the holders of 10% or more of the Senior Preferred Stock or Common Stock, as the case may be, shall have the right to call a special meeting of shareholders for the purpose of electing members of the Board of Directors by delivering a request in writing for the calling of the special meeting to the Secretary of the Corporation. The Secretary shall forthwith cause a notice to be given to the shareholders entitled to vote at that meeting, which shall be held at a time requested by those shareholders calling the meeting not less than 35 nor more than 60 days after the receipt of the request. Notwithstanding the foregoing, any action to be taken by holders of Senior Preferred Stock with respect to the election of such directors may be taken without a meeting, without prior notice and without a vote, if taken by the written consent of the holders of a majority of Senior Preferred Stock pursuant to Section
603 of the General Corporation Law of the State of California or any successor statute.

             (v) Upon the election of the directors by the holders of the Senior Preferred Stock as provided in Section 8(b)(iv), the terms of all persons who were directors immediately prior thereto shall terminate. If directors are elected by means of the written consent of the Senior Preferred Stock without a meeting, the remaining directors shall be elected by the Common Stock at a special or annual meeting of the holders of Common Stock or by the written consent of the holders of a majority of the Common Stock. Upon the election of directors by the holders of Common Stock at a special meeting after the exclusive right to elect directors shall have reverted to the Common Stock, the terms of all persons who were directors immediately prior thereto shall terminate and the directors elected by the Common Stock at the special meeting shall constitute the directors of the Corporation until the next annual meeting.

             (vi) The holders of the Senior Preferred Stock, voting as a class, shall have the sole right to remove, with or without cause, at any time and from time to time and to replace any director such holders have elected pursuant to this Section 8 by electing a new director pursuant to this Section 8.



             (vii) Directors elected by the holders of the Senior Preferred Stock shall be entitled to receive the same compensation as other directors of the Corporation. The Corporation shall pay the reasonable expenses of all directors elected by holders of the Senior Preferred Stock incurred in connection with attending meetings or performing other duties as directors of the Corporation.

             (c) Class Voting Rights. So long as any of the Senior Preferred Stock is outstanding, the Corporation (and, where applicable, the Board of Directors) shall not, without the affirmative vote or consent of the holders of at least 51% of all then outstanding Senior Preferred Stock voting separately as a class, (i) amen, alter or repeal any provision of the Articles of Incorporation, Certificated of Determination or Bylaws of the Corporation (A) increasing or decreasing the authorized number of shares of the Senior Preferred Stock, (B) granting voting rights to holders of any bonds, debentures or other debt obligations of the Corporation or (C) otherwise adversely affecting the relative rights, preferences, qualifications, limitations, restrictions, powers or rights of the Senior Preferred Stock; (ii) effect any reclassification of the Senior Preferred Stock;
(iii) effect a voluntary liquidation, dissolution or winding up of the Corporation; or (iv) merge or consolidate into any corporation where the Corporation is not the survivor of such merger or consolidation.

             9. Outstanding Shares. For purposes of the Certificate of Determination, shares of Senior Preferred Stock shall be deemed outstanding upon issuance except (i) from the date fixed for redemp tion pursuant to Section 6 or Section 7 hereof, all shares of Senior Preferred Stock that have been so called for redemption under any of such provisions; and (ii) from the date of registration of transfer, all shares of Senior Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

             10. Status of Acquired Shares. Shares of Senior Preferred Stock redeemed by the Corporation or otherwise acquired by the Corporation shall be retired and canceled and shall not be restored to the status of authorized but unissued shares of Senior Preferred
Stock or reissued thereafter.

             11. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Certificate of Determination is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

             We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: 5/18/96
                          //s//John E. Giguiere
                          Name: John E. Giguiere
                          Title: President

                          //s//Robert T. Moore
                          Name: Robert T. Moore
                          Title: Secretary


                 CERTIFICATE OF DETERMINATION

                              OF

  12% SERIES A SENIOR REDEEMABLE EXCHANGEABLE PREFERRED STOCK

                              OF

                    R.H. PHILLIPS, INC.


      (Pursuant to Section 401 of the
Corporations Code of the State of California)
John E. Giguiere and Lane C. Giguiere hereby certify that:
I. They are the President and the Secretary, respectively, of R.H. PHILLIPS, INC., a corporation organized and existing under the laws of the State of California (the "Corporation").
II. The Articles of Incorporation of the Corpora tion authorize the Corporation to issue up to 5,000,000 shares of Preferred Stock, of which 500,000 shares of a single series of 12%
Senior Redeemable Preferred Stock (the "12% Senior Stock") are presently outstanding.
III. The Articles of Incorporation of the Corpora tion allow the Board of Directors to create and determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the autho rized number of shares of such series of stock.
IV. The Board of Directors of the Corporation has authorized the issuance of up to 250,000 shares of a series of Preferred Stock designated the 12% Series A Senior Redeemable Exchangeable Preferred Stock of the Corporation (the "Series A
Preferred Stock").
V. The holders of all of the outstanding shares of 12% Senior Stock have approved the issuance of the Series A
Preferred Stock upon the terms specified herein.
VI. No shares of Series A Preferred Stock have been issued prior to the date hereof.
VII. The following resolution was duly adopted on March 2, 1999 by the Board of Directors of the Corporation pursuant to the authority conferred upon the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation and by the Corporations Code of the State of California, which resolution remains in full force and effect as of the date hereof:
RESOLVED, that the Board of Directors of the Corporation (the "Board of Directors"), pursuant to authority conferred upon the Board of Directors by the provisions of the Articles of Incorporation of the Corpora tion, which authorize the issuance of up to 5,000,000 shares of Preferred Stock, does hereby create and provide for the issuance of up to 250,000 shares of a series of Preferred
Stock designated the 12% Series A Senior Redeemable
Exchangeable Preferred Stock, no par value (the "Series A
Preferred Stock"), and does hereby fix and determine the voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of such series of Series A Preferred Stock as follows:
1. Rank. All shares of Series A Preferred Stock shall, with respect to payments of dividends and distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, rank prior to all of the Corpora tion's other series of Preferred Stock and Common Stock and any other class or series of stock authorized and issued by the Corpora tion (collectively, "Junior Stock"). The foregoing notwithstanding, the Series A Preferred Stock will rank subordinate to the 12% Senior Stock with respect to payments of dividends and distributions.
2.      Cumulative Annual Dividends.
(a) The holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds at the time legally available therefor, annual dividends at the rate (the "Dividend Rate") of $1.20 per annum per share, which shall be fully cumulative, shall accrue on a daily basis without interest with respect to each share of Series A Preferred
Stock from the date of first issuance of such share and shall be payable semi-annually in arrears on March 15 and September 15 of each year (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) (a "Dividend Payment
Date") to holders of record as they appear on the stock transfer books of the Corporation on such record date, not more than 60 days nor less than 10 days preceding the relevant Dividend Payment Date, as is fixed by the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof) at the time such dividend is declared. For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in San Francisco, California, or Boston, Massachusetts.
(b) Unpaid dividends in arrears for any past dividend period may be declared and paid at any time, without reference to any regular Dividend Payment Date.
(c) The semi-annual dividend amount shall be computed by dividing the annual dividend amount by two. The amount of dividends payable for the initial dividend period and any period shorter than a full semi-annual dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.
The first Dividend Payment Date shall be March 15, 1999.
(d)     On each of the Dividend Payment Dates
specified below, the semi-annual dividend shall be payable in shares of Common Stock of the Corporation valued at the lesser of $4.00 per share or the Fair Market Value thereof; provided, however, that the Corporation shall not be required to issue any fractional shares but shall pay to holders of the Series A Preferred Stock in lieu thereof cash based on the Fair Market Value of any resulting fractional shares:
March 15, 1999
September 15, 1999
March 15, 2000
(e) As used herein, the "Fair Market Value" of a share of Common Stock on any Dividend Payment Date shall mean the following:
(i)     If the Common Stock is regularly
traded in the organized securities markets, the price per share of Common Stock equal to the average of the daily market prices over a period of twenty (20) consecutive business days before such date.
The market price for each such business day shall be the last sale price on such day on the principal securities exchange on which the Common Stock is then listed or admitted to trading, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, or if the Common Stock is not then listed or admitted on any stock exchange, the market price for each such business day shall be the last sale price on such day, or, if no sale takes place on such day, the average of the closing bid and asked prices on such day in the over-the-counter market, in either case as reported through NASDAQ, or, if such prices are not at the time so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Corporation.
(ii)    If the Common Stock is not regularly
traded in the organized securities markets, the fair market value of the equity of the Corporation taken as a whole after deducting the value of all preferred stock outstanding, as determined in good faith by the Board of Directors of the Corporation at the time it authorizes each semi-annual dividend, divided by the aggregate number of shares of Common Stock (A) outstanding on such date, assuming the conversion on the last day of the quarter next preceding the date of determination of all securities convertible into shares of Common
Stock or (B) issuable upon exercise of any warrants, options and other rights then outstanding, assuming the exercise on such date of all then outstanding warrants, options and similar rights to acquire shares of Common Stock exercisable on such date, and assuming the receipt by the Corporation of any consideration required in connec tion with any such conversion or exercise without premium for control or discount for minority interests or restrictions on transfer; provided, however, that, at the election of holders of a majority of the outstanding Series A Preferred Stock, the Fair Market Value of a share of Common Stock shall be determined as follows:
For a period of thirty (30) days after each Dividend Payment
Date (the "Negotiation Period"), the Corporation and the holders of the Series A Preferred Stock agree to negotiate in good faith to reach agreement upon the Fair Market Value of a share of the Common Stock as of the Dividend Payment
Date.  If the parties are unable to agree upon the Fair Market
Value of a share of the Common Stock by the end of the Negotiation Period, then the Corporation, on the one hand, and such holders of Series A Preferred Stock, on the other, shall each designate an independent investment bank or accounting firm of recognized national standing (any such Person, an "Appraiser"), which shall attempt in good faith to agree on the Fair Market Value of the Common Stock within forty-five (45) days after the end of the Negotiation Period.
The Corporation and the holders of Series A Preferred Stock agree to disclose to each other all material business or personal relationships with such investment banks or ac counting firms. If the two Appraisers fail to agree on the Fair
Market Value of such securities or other property before the end of such 45-day period, they shall expeditiously agree upon a third Appraiser which shall determine the Fair Market
Value of such securities within thirty (30) days of the end of such 45-day period, taking into account the work and opinions of the two original Appraisers. The agreement of the investment banks and accounting firms or, failing such agreement, the determination of the third investment bank or accounting firm, shall be conclusive and binding on the Corporation and the holders of Series A Preferred Stock.
The fees and expenses of the Appraisers shall be borne by the Corporation.
In no event shall the Fair Market Value of the Common Stock be less than the per share consideration received or receivable with respect to the Common Stock in connection with a pending transaction involving a sale, merger, or liquidation of the Corporation, a sale of all or substantially all of its assets, or similar transaction.
(f)     On the Dividend Payment Date occurring on
September 15, 2000 and on each Dividend Payment Date thereafter, all dividends on the Series A Preferred Stock shall be payable entirely in cash.
(g) After payment of each dividend set forth in this Section 2 (and, to the extent applicable, any increased amount due to a Missed Payment as described in Section 4) is made in full on or prior to the applicable Dividend Payment Date, the Series A
Preferred Stock shall not participate with the Junior Stock in any additional dividends which the Board of Directors may from time to time declare and pay.
3.      Effect of Payment Default.  If (a) any
dividends accumulated on the Series A Preferred Stock are in arrears
(any semi-annual dividend or unpaid portion thereof, a "Missed Dividend"), or (b) the Corporation is in default with respect to any of the redemption provisions of Section 6 of this Certificate of Determination, then:
(i)     The Corporation may not, and may not
permit any corporation or entity directly or indirectly controlled by the Corporation to, declare or pay any cash dividend or make any distributions in cash on, or directly or indirectly redeem or satisfy any sinking obligation in respect of, any Junior Stock or any warrants, rights or options exercisable for or convertible into any of the Junior Stock.
(ii)    The Corporation may not, and may not
permit any corporation or other entity directly or indirectly controlled by the Corporation to, acquire, redeem (pursuant to a sinking fund or otherwise), purchase or otherwise acquire any Junior Stock.
(iii)   The provisions of Section 4 and
Section 8 hereof shall apply.
4.      Increase in Dividend Rate Upon Default.
(a) If one Missed Dividend or any redemption price payable under Section 6(a) hereof (either of such amounts, a "Missed Payment") is outstanding, the Dividend Rate payable on the Series A Preferred Stock shall be increased to $1.25, effective on the date when such Missed Payment was due, until the earlier of such time as all Missed Payments, along with the additional amount payable as a result of the increased Dividend Rate, are paid in full or the time when Section 4(b) applies. Unless Section 4(b) applies, when all Missed Payments, along with the additional amount payable as a result of the increased Dividend Rate, have been paid in full, the Dividend Rate shall be decreased to $1.20.
(b) If two or more consecutive Missed Payments are outstanding, then the Dividend Rate payable on the Series A
Preferred Stock shall be increased to $1.30, effective on the date when the second Missed Payment was due, until such time as (i) all Missed Payments, along with the additional amount payable as a result of the increased Dividend Rate, are paid in full or (ii) only one Missed Payment is outstanding, in which case the Dividend Rate shall be decreased to $1.25.
5. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, whether such assets are stated capital or surplus of any nature, an amount in cash equal to the sum of (a) the amount of dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared to the date of such final distribution, (b) Ten Dollars ($10) per share and (c) the Optional Redemption Premium (as defined in Section
7(b)), before any payment shall be made or any assets distributed to the holders of Junior Stock. After payment in full of the foregoing amounts is made, the Series A Preferred Stock shall not participate in any additional payments or distributions of assets made to the Junior Stock upon liquidation, dissolution or winding up of the Corporation.
6.      Mandatory Redemption.
(a) To the extent that funds are legally available, the Corporation shall redeem on each date set forth below (a
"Mandatory Redemption Date"), the applicable specified number of shares of Series A Preferred Stock set forth opposite the respective Mandatory Redemption Dates at the redemption price of Ten Dollars
($10) per share, payable in cash, plus all dividends accrued and unpaid on such Series A Preferred Stock up to the Mandatory
Redemption Date:

Mandatory Redemption Date   Number of Shares
                            to be Redeemed
-------------------------   -----------------
March 15, 2004                    83,333
March 15, 2005                    83,333
March 15, 2006                    83,334


(b) In determining the ability of the Corporation to redeem the Series A Preferred Stock under Section 500 of the General Corporation Law of the State of California, the Corporation shall value its assets at the highest amount permissible under applicable law. If the Corporation has insufficient funds to discharge its mandatory redemption obligation pursuant to Section 6(a) above, the shares to be redeemed shall be selected pro rata based on the holdings as of such record date for the redemption, not more than 60 days nor less than 10 days preceding the Mandatory Redemption
Date, as the Board of Directors shall determine. The Corporation shall give at least 30 days' but not more than 60 days' prior written notice to each holder whose shares are to be redeemed pursuant to this Section 6 of the record date of redemption and the shares to be redeemed.
(c) If, for any reason, the Corporation fails to discharge its mandatory redemption obligation pursuant to Section
6(a) above, such mandatory redemption obligation shall be dis charged as soon as the Corporation is able to discharge such obligation.
(d)     On each Mandatory Redemption Date, the
shares to be redeemed shall be selected pro rata based on the holdings as of the record date for the redemption, which shall be not more than 60 days nor less than 10 days preceding the Mandatory
Redemption Date, as the Board of Directors shall determine.
7.      Optional Redemption.
(a) Upon the terms and subject to the conditions hereinafter set forth, the Corporation, at its option, upon notice as provided in Section 7(c) hereof, may redeem the Series A Preferred
Stock, at any time after March 15, 2001, either in whole or from time to time in any part (but, if in part, then with respect to at least 10,000 shares at any one time) at a redemption price equal to the sum of Ten Dollars ($10) per share (the "Liquidation Value") and the Optional Redemption Premium (as defined below) for such Liquidation Value, together with accrued and unpaid dividends with respect to the shares of Series A Preferred Stock so to be redeemed to the date fixed for redemption (collectively, the "Optional Redemption Price").
(b)     The "Optional Redemption Premium" for any
Liquidation Value shall equal the net present value (if positive) of the payment stream equal to the difference between (i) each payment of dividends and mandatory redemption price the holders of Series A
Preferred Stock would have received through the date of mandatory redemption on account of such Liquidation Value at an annual 12% per annum dividend rate and (ii) each corresponding payment of dividends and mandatory redemption price the holders of Series A
Preferred Stock would have received through the date of mandatory redemption on account of such Liquidation Value at an annual dividend rate equal to the rate, on the date of the redemption, being paid on United States Treasury Notes with maturities equal to the Weighted Average Life to Maturity (as defined below) of the remaining aggregate Liquidation Value of Series A Preferred Stock at the time of prepayment (the "Treasury Rate"), discounted at the Treasury Rate.
For purposes hereof, the term "Weighted Average
Life to Maturity" means, with respect to the remaining aggregate Liquidation Value of Series A Preferred Stock, as of the date of the determination thereof, the number of years obtained by dividing the then Remaining Dollar-years of such amount by the then outstanding principal amount thereof. The term "Remaining Dollar-years" of such amount means the amount obtained by (i) multiplying the amount of each then remaining mandatory redemption price by the number of years (calculated to the nearest one-twelfth) which will elapse between the time in question and the date of the redemption and (ii) totaling all of the products obtained in clause (i).
(c)     Written notice of any redemption of Series A
Preferred Stock pursuant to this Section 7 shall be given to each holder of the Series A Preferred Stock by overnight delivery service not less than 30 nor more than 60 days before the date fixed for redemption (the "Optional Redemption Date") and shall be accompa nied by an officer's certificate of the Corporation certifying as to: (i) the Optional Redemption Date; (ii) the aggregate Liquidation Value of all of the shares of Series A Preferred Stock to be so redeemed on such Optional Redemption Date; (iii) the number of shares of Series A Preferred Stock held by such holder to be redeemed on such Optional Redemption Date; (iv) the Optional Redemption Price to be paid in respect of each share of Series A Preferred Stock held by such holder on such Optional Redemption Date and an estimate of such Optional Redemption Premium; and (v) the amount of accrued and unpaid dividends to be paid to such holder on such Optional
Redemption Date.  Any notice of redemption pursuant to this Section
7 having been so given, the aggregate Optional Redemption Price payable in respect of the shares of Series A Preferred Stock specified in such notice shall become due and redeemable on such Optional
Redemption Date.
(d) If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to this Section
7, the shares to be redeemed shall be selected pro rata based on the holdings as of the record date for the redemption, which shall be not more than 60 days nor less than 30 days preceding the Optional
Redemption Date, as the Board of Directors shall determine.
(e) Notwithstanding the foregoing provisions of this Section 7 an optional redemption of Series A Preferred Stock pursuant to this Section 7 may only be made if, on the Optional
Redemption Date, such optional redemption is permitted by applica ble law.
(f) If any shares of Series A Preferred Stock are redeemed other than on a Mandatory Redemption Date (other than as a result of a failure to redeem on a Mandatory Redemption Date), the number of such shares so redeemed shall be applied first to reduce the number of shares redeemable on March 15, 2006 until such number equals zero, then to the number of shares redeemable on March 15, 2005 until such number equals zero, and then to the number of shares redeemable on March 15, 2004.
8.      Voting Rights.
(a)     General.  The holders of Series A Preferred
Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of Series A Preferred Stock shall have one vote for each share of Series A Preferred Stock held. Shares of Series A Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.
(b)     Default Voting Rights.
(i)     If at any time two consecutive Missed
Payments are outstanding, then the holders of the Series A Preferred Stock, voting as a class, shall immediately thereafter have the exclusive right to elect one member of the Board of Directors of the Corporation. Such director or any successor elected by holders of the Series A Preferred Stock shall have the right to serve on the Board of Directors of the Corporation until the latest of (A) one year from the date of election of such director, (B) the date when no Missed Payments are outstanding and (C) the date when a successor director is elected pursuant to Section 8(b)(v). The right of the holders of the Series A Preferred Stock to elect such additional director shall continue until the later of (x) one year from the date of election of such director and (y) the date when no Missed Payments are outstanding.
(ii)    If at any time three consecutive Missed
Payments are outstanding, then the holders of the Series A Preferred Stock, voting as a class, shall immediately thereafter have the exclusive right to elect an additional member of the Board of Directors of the Corporation, in addition to the member elected pursuant to Section 8(b)(i). Such director or any successor elected by holders of the Series A Preferred Stock shall have the right to serve on the Board of Directors of the Corporation until the latest of
(A) one year from the date of election of such director, (B) the date when no Missed Payments are outstanding and (C) the date when a successor director is elected pursuant to Section 8(b)(v). The right of the holders of the Series A Preferred Stock to elect such additional director shall continue until the later of (x) one year from the date of election of such director and (y) the date when no Missed Payments are outstanding.
(iii)   If at any time four consecutive Missed
Payments are outstanding, then the holders of the Series A Preferred Stock, voting as a class, to have the exclusive right to elect a majority of the members of the Board of Directors of the Corporation. Such directors or any successors elected by holders of the Series A
Preferred Stock shall have the right to serve on the Board of Directors of the Corporation until the latest of (A) one year from the date of election of such director, (B) the date when no Missed
Payments are outstanding and (C) the date when successor directors are elected pursuant to Section 8(b)(v). The right of the holders of the Series A Preferred Stock to elect a majority of the directors shall continue until the later of (x) one year from the date of election of such directors and (y) the date when no Missed Payments are outstanding.
(iv)    At any time after (A) the exclusive
right to elect a director or directors is vested in the holders of the Series A Preferred Stock or (B) the term of all directors elected by the Series A Preferred Stock shall end and the exclusive right to elect directors reverts to the holders of the Common Stock, then the holders of 10% or more of the Series A Preferred Stock or Common
Stock, as the case may be, shall have the right to call a special meeting of shareholders for the purpose of electing members of the Board of Directors by delivering a request in writing for the calling of the special meeting to the Secretary of the Corporation. The
Secretary shall forthwith cause a notice to be given to the sharehold ers entitled to vote at that meeting, which shall be held at a time requested by those shareholders calling the meeting not less than 35 nor more than 60 days after the receipt of the request. Notwithstand ing the foregoing, any action to be taken by holders of Series A
Preferred Stock with respect to the election of such directors may be taken without a meeting, without prior notice and without a vote, if taken by the written consent of the holders of a majority of the Series A Preferred Stock pursuant to Section 603 of the General Corporation Law of the State of California or any successor statute.
(v)     Upon the election of the directors by
the holders of the Series A Preferred Stock as provided in Section 8(b)(iv), the terms of all persons who were directors immediately prior thereto shall terminate. If directors are elected by means of the written consent of the Series A Preferred Stock without a meeting, the remaining directors shall be elected by the Common Stock at a special or annual meeting of the holders of Common Stock or by the written consent of the holders of a majority of the Common Stock.
Upon the election of directors by the holders of Common Stock at a special meeting after the exclusive right to elect directors shall have reverted to the Common Stock, the terms of all persons who were directors immediately prior thereto shall terminate and the directors elected by the Common Stock at the special meeting shall constitute the directors of the Corporation until the next annual meeting.
(vi)    The holders of the Series A Preferred
Stock, voting as a class, shall have the sole right to remove, with or without cause, at any time and from time to time and to replace any director such holders have elected pursuant to this Section 8 by electing a new director pursuant to this Section 8.
(vii)   Directors elected by the holders of the
Series A Preferred Stock shall be entitled to receive the same compensation as other directors of the Corporation. The Corpora tion shall pay the reasonable expenses of all directors elected by holders of the Series A Preferred Stock incurred in connection with attending meetings or performing other duties as directors of the Corporation.
(c) Class Voting Rights. So long as any of the Series A Preferred Stock is outstanding, the Corporation (and, where applicable, the Board of Directors) shall not, without the affirmative vote or consent of the holders of at least 51% of all then outstanding Series A Preferred Stock voting separately as a class, (i) amend, alter or repeal any provision of the Articles of Incorporation, Certificate of Determination or Bylaws of the Corporation (A) increasing or decreasing the authorized number of shares of the Series A Preferred Stock, (B) granting voting rights to holders of any bonds, debentures or other debt obligations of the Corporation or (C) otherwise adversely affecting the relative rights, preferences, qualifications, limitations, restrictions, powers or rights of the Series A Preferred Stock; (ii) effect any reclassification of the Series A Preferred Stock;
(iii) effect a voluntary liquidation, dissolution or winding up of the Corporation; or (iv) merge or consolidate into any corporation where the Corporation is not the survivor of such merger or consolidation.
9.      Outstanding Shares.  For purposes of the
Certificate of Determination, shares of Series A Preferred Stock shall be deemed outstanding upon issuance except (a) from the date fixed for redemption pursuant to Section 6 or Section 7 hereof, all shares of Series A Preferred Stock that have been so called for redemption under any of such provisions; (b) from the date of registration of transfer, all shares of Series A Preferred Stock held of record by the Corporation or any subsidiary of the Corporation; and (c) from the effective date of an exchange of Series A Preferred Stock for subordinated notes of the Corporation, all shares of Series A
Preferred Stock.
10.     Status of Acquired Shares.  Shares of
Series A Preferred Stock redeemed by the Corporation or otherwise acquired by the Corporation shall be retired and cancelled and shall not be restored to the status of authorized but unissued shares of Series A Preferred Stock or reissued thereafter.
11.     Severability of Provisions.  Whenever
possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Certificate of Determination is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

We further declare under penalty of perjury under the laws of the
State of California that the matters set forth in this certificate are true and correct of our own knowledge.
Date: March 3, 1999      //s//John E. Giguiere
                         ---------------------
                         Name:  John E. Giguiere
                         Title: President

                         //s//Lane C. Giguiere
                         ---------------------
                         Name:  Lane C. Giguiere
                         Title: Secretary

          CERTIFICATE OF AMENDMENT

 THE CERTIFICATE OF DETERMINATION OF PREFER
                  ENCES OF

THE 12% SENIOR REDEEMABLE PREFERRED STOCK OF

            R.H. PHILLIPS, INC.



John E. Giguiere and Lane C. Giguiere certify that:

        1. They are the President and Secretary, respectively, of R.H. Phillips, Inc. a California corporation (the "Corporation").

        2. Pursuant to the authority given under the Corporation's Articles of Incorporation, the Board of Directors adopted a Certificate of Determination authorizing the creation of the 12% Senior Redeemable Preferred Stock of the Corpora tion (the "Certificate of Determination").

        3. There are no shares of the 12% Senior Redeemable Pre ferred Stock outstanding.

        4. The Articles of Incorporation and Section 401(c) of the California Corporations Code allow the Board of Directors to decrease the number of shares of any series of Preferred Stock to a number not less than the number of shares of the series then outstanding.

        5. Pursuant to this authority, the Board of Directors duly approved the following resolution:

                "RESOLVED, that the second paragraph of Section VI of the Certificate of Determination is hereby amended in its entirety as follows:

                "'The authorized number of shares constituting the 12% Senior Redeemable Preferred Stock shall be decreased to
        0. All of such shares are returned to the status of autho rized but undesignated shares of Preferred Stock of the Corporation.'"

        6. The authorized number of shares constituting the 12% Senior Redeemable Preferred Stock is decreased from
        500,000 to 0.

        7. Pursuant to Section 401(f) of the California Corporations Code, the 12% Senior Redeemable Preferred Stock is no longer an authorized series of the Preferred Stock of the Corporation. All of such shares are returned to the status of authorized but undesignated shares of Preferred Stock of the Corporation.

        8. The foregoing amendment to the Certificate of Determina tion has been duly approved by the Board of Directors alone in accordance with the California Corporations Code.

                We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

        Date:     3/18/99   //s//John E. Giguiere
                            ---------------------
                            John E. Giguiere, President

                            //s//Lane C. Giguiere
                            ---------------------
                            Lane C. Giguiere, Secretary